                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        CATALINA MARKETING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             (Catalina Corp. Logo)
                            NOTICE OF ANNUAL MEETING
                                 TO BE HELD ON
                                 JULY 18, 2000
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of CATALINA MARKETING CORPORATION, a Delaware corporation (herein called the "Company"), will be held at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, NJ 07666 on July 18, 2000 at 9:00 AM (the "Annual Meeting") for the following purposes:

          1. To elect two Class III Directors;

          2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of common stock, $.01 par value per share, which the Company is authorized to issue from 50,000,000 shares to 150,000,000 shares;

          3. To ratify and approve the Company's independent public accountants for fiscal 2001; and

          4. To consider and act upon any other matters which may properly come before the Annual Meeting and any adjournment thereof.

     In accordance with the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on May 30, 2000 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

     A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the Annual Meeting at the offices of the Company, 11300 9th Street North, St. Petersburg, Florida 33716, and will also be available for examination at the Annual Meeting until its adjournment.


     YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. WE INVITE ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.


                                          By Order of the Board of Directors,

                                          /s/ DANIEL D. GRANGER
                                          ------------------------------------
                                              Daniel D. Granger
                                              Chief Executive Officer

IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

St. Petersburg, Florida
June 16, 2000

                                PROXY STATEMENT

                         CATALINA MARKETING CORPORATION
                             11300 9TH STREET NORTH
                         ST. PETERSBURG, FLORIDA 33716
                             ---------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 JULY 18, 2000
                             ---------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of CATALINA MARKETING CORPORATION, a Delaware corporation (the "Company"), for use at the Company's 2000 Annual Meeting of Stockholders to be held on July 18, 2000 at 9:00 AM at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, NJ 07666, and at any and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering written notice of revocation to the Company at its principal office, 11300 9th Street North, St. Petersburg, Florida 33716, Attention: Corporate Secretary, or by executing a subsequent proxy and presenting it at the meeting. A proxy may also be revoked by the person who executed the proxy attending the Annual Meeting and voting in person. In addition to this solicitation, officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by mail, telegraph or personal calls. The Company may, but does not currently plan to, engage a proxy solicitation firm in connection with the solicitation of proxies. The expense of any such engagement is not expected to exceed $10,000. All costs of solicitation will be borne by the Company. The Company has requested brokers and nominees who hold stock in their name to furnish this proxy material to their customers and the Company will reimburse such brokers and nominees for their related out-of-pocket expenses. This Proxy Statement of the Company will be mailed on or about June 16, 2000 to each stockholder of record as of the close of business on May 30, 2000.

                             VOTING AT THE MEETING

     The Company had 18,325,425 shares of Common Stock, par value $.01 per share (the "Common Stock"), outstanding as of May 30, 2000. Holders of record of shares of Common Stock at the close of business on May 30, 2000 will be entitled to notice of and to vote at the Annual Meeting and will be entitled to one vote for each such share so held of record. Holders of a majority of the outstanding shares, if present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and "broker non-votes" (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a plurality vote of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Accordingly, abstentions and broker non-votes will not have an effect on the outcome of the election of directors. The amendment to the Company's Certificate of Incorporation will require the affirmative vote of a majority of the shares outstanding. For such proposal, abstentions and broker non-votes are counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against each such proposal. In all matters other than the election of directors and the amendment to the Certificate of Incorporation, the affirmative vote of the majority of shares present in person or by proxy at the Annual Meeting and entitled to vote thereon is required. For such proposals, abstentions are counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against each such proposal. Also, for these proposals, broker non-votes are not counted as shares present at the meeting and entitled to vote and therefore have no effect.

                      NOMINATION AND ELECTION OF DIRECTORS

                                  (PROPOSAL 1)


     The persons named in the enclosed proxy will vote for the two nominees named below under "Nominees for Directors" as the two Class III Directors, unless instructed otherwise in the proxy. The persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the persons elected as Class III Directors. Each Class III Director is to hold office until the 2003 Annual Meeting of Stockholders and until his or her respective successor is duly qualified and elected.


     The names and certain information concerning the persons to be nominated to become directors by the Board of Directors at the Annual Meeting are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW UNDER "NOMINEES FOR DIRECTORS." Although each of the persons nominated has consented to serve as a director if elected and your Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the Company's directors (including the nominees) and executive officers is relevant to your consideration of the slate proposed by your Board of Directors.

DIRECTORS, EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

     The directors and nominees for director of the Company and executive officers and other significant employees of the Company as of the date of this Proxy Statement are as follows:


George W. Off.....................  53   Chairman of the Board
Daniel D. Granger.................  51   President, Chief Executive Officer and Director
Joseph P. Port....................  41   Senior Vice President and Chief Financial Officer
Michael G. Bechtol................  43   President of Catalina Marketing Services Worldwide
                                         and member of the Office of the President
David M. Diamond..................  41   Chief Vision Officer, President of Catalina
                                         Marketing Emerging Businesses and member of the
                                           Office of the President
Michael T. McClorey...............  40   President of Health Services Marketing and member
                                         of the Office of the President
Susan M. Klug.....................  40   Chief Marketing Officer, President of Catalina
                                         Marketing Solutions and member of the Office of the
                                           President
Frank H. Barker...................  69   Director
Frederick W. Beinecke.............  57   Director
Patrick W. Collins................  71   Director
Stephen I. D'Agostino.............  66   Director
Evelyn V. Follit..................  53   Director
Thomas W. Smith...................  72   Director
Michael B. Wilson.................  63   Director



The Board of Directors is divided into three classes, with each class holding office for staggered three year terms. The terms of Class I Directors Frank H. Barker, Patrick W. Collins and George W. Off expire in 2001, the terms of Class II Directors Frederick W. Beinecke, Evelyn V. Follit and Thomas W. Smith expire in 2002 and the terms of Class III Directors Stephen I. D'Agostino, Daniel D. Granger and Michael B. Wilson expire in 2000. Mr. Off has notified the Company of his decision to resign as director of the Company effective as of the Annual Meeting and Mr. D'Agostino is not standing for re-election when his term as director expires effective at the Annual Meeting, and accordingly, the number of authorized directors in the Company's Bylaws will be reduced to seven (from nine). Effective as of the date of the Annual Meeting, Daniel D. Granger will become the new Chairman of the Board of the Company. All executive officers of the Company are chosen by the Board of Directors and serve at the Board's discretion. No family relationships exist between any of the officers or directors of the Company.



     On March 15, 2000, the Company loaned Mr. Bechtol $1.1 million for relocation purposes, and on April 14, 2000, the Company loaned Ms. Klug $1.1 million for relocation purposes. The loans are payable on demand and interest accrues on Mr. Bechtol's loan beginning on September 15, 2000 and on Ms. Klug's loan beginning on October 14, 2000 at 6.5 percent per annum.


ATTENDANCE AT MEETINGS AND BOARD COMMITTEES

     During the fiscal year ended March 31, 2000, the Board of Directors held a total of eight meetings. Each member of the Board of Directors attended at least 75% of the meetings of the Board and of the committees of which he or she was a member.

     The standing committees of the Board of Directors are the Compensation Committee, the Director Grant Plan Committee, the Audit Committee and the Nominating Committee.


     The Compensation Committee, which met on six occasions in fiscal year 2000, is responsible for (i) reviewing and recommending to the Board of Directors an integrated compensation and incentive program for all levels of management; (ii) reviewing, approving and recommending to the Board of Directors other employee compensation plans; and, (iii) reviewing and approving compensation plans for members of the Board of Directors. In addition, the Compensation Committee is responsible for: (a) granting options to purchase Company stock pursuant to the Company's 1999 Stock Option Plan; (b) determining the number of shares subject to options granted and the exercise price per share; and (c) administering such plans pursuant to their terms. Also, the Compensation Committee has full and exclusive discretionary authority to (1) construe, interpret and apply the terms of the Company's Employee Payroll Deduction Stock Purchase Plan; (2) determine eligibility and adjudicate all disputed claims under such Plan; and (3) administer such Plan in accordance with its terms. The Compensation Committee consists of Frederick W. Beinecke as chairman, Patrick W. Collins and Michael B. Wilson.


     The Director Grant Plan Committee, which did not meet in fiscal year 2000, is responsible for administering the 1992 Director Grant Plan pursuant to its terms. Effective as of May 1, 2000, the Director Grant Plan Committee consists of Daniel D. Granger as chairman and Thomas W. Smith.


     The Audit Committee, which met on four occasions in fiscal year 2000, is responsible for: (i) reviewing the Company's financial results and the scope and results of audits; (ii) evaluating the Company's system of internal controls and meeting with independent auditors and appropriate Company financial and auditing personnel concerning the Company's system of internal controls; (iii) recommending to the Board of Directors the appointment of the independent auditors; and (iv) evaluating the Company's financial reporting activities and the accounting standards and principles followed. Effective as of May 1, 2000, the Audit Committee consists of Thomas W. Smith as chairman, Frank H. Barker and Evelyn V. Follit.


     The Nominating Committee, which met on six occasions in fiscal year 2000, is responsible for recommending qualified candidates for election as directors of the Company, including the slate of directors which the Board of Directors proposes for election by stockholders at each annual meeting, and for making recommendations to the Board of Directors concerning the structure and membership of the committees of the Board of Directors. In carrying out its functions in regard to Board membership, the Committee will consider nominees recommended by stockholders upon written submission of pertinent data to the attention of the Corporate Secretary. Such data should include complete information as to the identity of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, particular field or fields of expertise, and the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be a director of the Company as well as what particular contribution to the success of the Company such person could be expected to make. Effective as of

May 1, 2000, the Nominating Committee consists of Frank H. Barker as chairman, Frederick W. Beinecke and Daniel D. Granger.

NOMINEES FOR DIRECTORS


     The following two persons will be placed in nomination for election to the Board of Directors as Class III Directors. The shares represented by the proxy cards returned will be voted FOR the election of these nominees unless otherwise stated in the proxy.



     Daniel D. Granger became President and Chief Executive Officer of the Company in July 1998 and has served as a director of the Company since April 1998. Prior to becoming President and Chief Executive Officer, Mr. Granger served as the Company's President and Chief Operating Officer from April 1998 to July 1998 and as President of Catalina Marketing Services from January 1996 until April 1998. He also served as Executive Vice President, Sales of the Company from January 1996 until April 1998. Prior to January 1996, Mr. Granger had been employed with the Company for eight years, serving as Chief Executive Officer and President of Catalina Electronic Clearing Services, then an operating unit of the Company. Effective as of the date of the Annual Meeting, Mr. Granger will become the Chairman of the Board of Directors.


     Michael B. Wilson was elected as a director of the Company in January 1993, and has performed consulting work for the Company since 1998. He was Vice President, Sales and Marketing, Consumer and Commercial Paper Products, for Georgia-Pacific Corporation until his retirement in September 1992.

OTHER DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES


     George W. Off, one of the Company's founders, became the Chairman of the Board of Directors in July 1998. Prior to becoming Chairman, Mr. Off was the President and Chief Executive Officer from July 1994 until July 1998, after serving as its Chief Operating Officer from October 1992 until July 1994 and as the Company's Executive Vice President from April 1990 to October 1992. Mr. Off was re-elected as a director of the Company in October 1992 after serving in that capacity from 1983 until January 1990. Mr. Off is also a director of Telephone and Data Systems, Inc., a Delaware corporation and Source Information Management Company, a Missouri corporation. Mr. Off plans to retire as the Chairman of the Board and as a director of the Company effective as of the date of the Annual Meeting.


     Joseph P. Port has served as Senior Vice President and Chief Financial Officer of the Company since April 1999. Prior to joining the Company, Mr. Port served as Vice President of Finance and Corporate Controller for Kaydon Corporation, a precision industrial manufacturing company. Prior to his employment with Kaydon Corporation, Mr. Port was a corporate controller for GATX Logistics, Inc. Prior to that position, Mr. Port served in various financial and accounting positions during ten years with Harris Corporation and as a certified public accountant with KPMG Peat Marwick, LLP.


     Michael G. Bechtol has served as President of Catalina Marketing Services Worldwide, an operating unit of the Company, and as a member of the Office of the President, since February 2000. Prior to his appointment as President of Catalina Marketing Services Worldwide, he served as Executive Vice President and President of Catalina Marketing Services since October 1998. Prior to that, Mr. Bechtol was the Executive Vice President, Retail of Catalina Marketing Services, from April 1998 until October 1998. In his capacity as President of Catalina Marketing Services Worldwide, Mr. Bechtol directs all management activities for the Company's core business throughout the world. Mr. Bechtol has been employed by the Company in various capacities since 1986.



     David M. Diamond has served as President of Catalina Marketing Emerging Businesses, an operating unit of the Company, and as a member of the Office of the President, since February 2000 and as Chief Vision Officer of the Company since October 1998. Mr. Diamond had previously served as Executive Vice President of the Company from October 1998 to February 2000 and as Executive Vice President, Marketing and New Applications of Catalina Marketing Services, from January 1997 to October 1998. Prior to joining the Company, Mr. Diamond was a marketing consultant from 1993 to 1996, served as President and Chief

Executive Officer of Lamaze Publishing Company from 1991 to 1992, and was Senior Vice President of New Products with ActMedia from 1988 to 1991.

     Michael T. McClorey has served as President of Health Services Marketing, an operating unit of the Company, and as a member of the Office of the President since February 2000. Prior to his appointment as President of Health Services Marketing, Mr. McClorey served as President of Health Resource Publishing Company, a subsidiary of the Company, from April 1995 to February 2000. Mr. McClorey joined the Company in 1986 and has served in a variety of sales and retail management positions for the Company, most recently as a senior vice president.


     Susan M. Klug has served as Chief Marketing Officer, member of the Office of the President and President, Catalina Marketing Services since April 2000. Prior to accepting her current position with the Company, Ms. Klug served as Senior Vice President, Sales and Marketing for Albertsons/Lucky Stores from February 1998 to February 2000, and as Senior Vice President, Sales and Marketing for The Vons Company from October 1994 to October 1997. Ms. Klug worked for Catalina in various roles in sales and marketing from May 1989 to October 1994.



     Frank H. Barker, who was elected as a director of the Company in January 1996, served as President and Chief Executive Officer of US Dermatologics, Inc. from October 1997 until February 1999. He is currently the Chairman of the Board of Directors of US Dermatologics, Inc. Until his retirement in January 1996, Mr. Barker served as Corporate Vice President responsible for public relations and government affairs and Company Group Chairman responsible for the ophthalmic business and the health promotion/disease prevention business of Johnson & Johnson. Prior to his retirement, Mr. Barker had been employed by Johnson & Johnson for more than thirty years. Mr. Barker is also a director of Aradigm Corporation, a corporation engaged in the development of pulmonary drug delivery systems.



     Frederick W. Beinecke was elected as a director of the Company in January 1993 and also served as a director of the Company from 1985 until January 1990. He has been the President of Antaeus Enterprises, Inc. (a venture capital and marketable securities investment company) since 1982. Mr. Beinecke is also a director of several private companies.


     Patrick W. Collins was elected as a director of the Company in July 1994. Until his retirement in March 1994, Mr. Collins was the Vice Chairman and Chief Operating Officer of Ralphs Grocery Company. Mr. Collins was also a director of Ralphs Grocery Company from 1988 until March 1994, and was the President of Ralphs Grocery Company from February 1976 until March 1994. Mr. Collins is also a director of Bristol Farms, Inc., a supermarket chain based in Southern California.


     Thomas W. Smith was elected as a director of the Company in July 1994. Mr. Smith founded and has been Managing Partner of Prescott Investors, a private investment partnership, since 1973. Mr. Smith is on the Board of Directors of MacDermid, Inc., a distributor of specialty chemicals.



     Evelyn V. Follit was elected as a director of the Company in February 2000. From October 1999 to present, Ms. Follit has been employed by the Tandy Corporation as the Senior Vice President and Chief Information Officer. From October 1996 to March 1997, Ms. Follit was the Vice President of
Operations/Engineering for ACNielsen, and from October 1984 to September 1996, she was the Global Planning and Technology Leader at Dun & Bradstreet.


     Stephen I. D'Agostino was elected as a director of the Company in February 1988. Mr. D'Agostino is a consumer marketing consultant and was Chairman of Lord Capital Corporation, an investment bank, from January 1989 to December 1991 and Chairman of Texas State Optical Corp., an optical stores franchiser, from August 1990 to December 1991. Mr. D'Agostino plans to retire as a director of the Company effective as of the date of the Annual Meeting.

          SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 31, 2000, certain information regarding the ownership of Common Stock of each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, each of its directors and executive officers and all directors and executive officers as a group.



                                                                SHARES BENEFICIALLY
                                                                      OWNED(1)
                                                                --------------------
       OFFICERS, DIRECTORS AND 5 PERCENT STOCKHOLDERS            NUMBER      PERCENT
       ----------------------------------------------           ---------    -------

T. Rowe Price Associates(2).................................    2,277,150     12.5%
  100 E. Pratt Street
  Baltimore, MD 21202
General Electric Company(3).................................    1,381,524      7.6%
  3135 Easton Turnpike
  Fairfield, Connecticut 06431
William Blair & Company, L.L.C..............................    1,338,270      7.4%
  222 West Adams Street
  Chicago, IL 60606
Frederick W. Beinecke(4)....................................    1,092,923      6.0%
  c/o Antaeus Enterprises Inc.
  99 Park Avenue, Suite 2200
  New York, NY 10016
Antaeus Enterprises, Inc.(4)................................    1,009,194      5.5%
  99 Park Avenue, Suite 2200
  New York, NY 10016
Thomas W. Smith(5)..........................................      983,924      5.4%
  323 Railroad Avenue
  Greenwich, CT 06830
Daniel D. Granger...........................................      251,677      1.4%
David M. Diamond(6).........................................      111,028        *
Michael G. Bechtol..........................................      100,358        *
Stephen I. D'Agostino(7)....................................       82,844        *
George W. Off...............................................       54,782        *
Joseph P. Port..............................................       36,000        *
Michael T. McClorey(8)......................................       20,908        *
Michael B. Wilson...........................................        6,430        *
Patrick W. Collins(9).......................................        3,342        *
Frank H. Barker(10).........................................            0        *
Evelyn V. Follit............................................            0        *
Susan M. Klug...............................................            0        *
All directors and executive officers as a group (14
  persons)..................................................    2,744,216     15.1%


---------------

 *  Amount represents less than 1% of the Company's Common Stock.

 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Such shares are included for Messrs. Off -- 37,760, Granger -- 217,500, Bechtol -- 74,250, Diamond -- 108,750,
     McClorey -- 10,000, Port -- 36,000 and all directors and executive officers as a group -- 484,260, all of which options are exercisable within 60 days of March 31, 2000. The beneficial ownership reported above does not include phantom stock units (each unit being the non-voting economic equivalent to one share of Common Stock) held by certain officers and directors of the Company under the Catalina Marketing Corporation Deferred Compensation Plan as follows: Messrs. Barker -- 5,047.98 units, Granger -- 45.82 units, Collins -- 4,000 units, D'Agostino -- 1,255.51 units, Off -- 145,252.88 units, Smith -- 4,979.31 units and Wilson -- 3,415.42 units. Information with respect to beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock is provided based on Schedules 13G or 13D filed by such persons or more recent information provided by such persons.
 (2) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
 (3) These securities are deemed beneficially owned by General Electric Company ("GE"), its subsidiaries General Electric Investment Corporation ("GEIC"), GE Asset Management Incorporated ("GEAMI") and the trustees of the General Electric Pension Trust. GEIC is a registered investment advisor and acts as investment manager of the General Electric Pension Trust and as investment advisor to certain other entities and accounts and thus may be deemed to share voting or investment authority with respect to shares held by them. GEAMI is a registered investment advisor which acts as investment advisor for certain entities and accounts and may be deemed to be the beneficial owner of certain shares owned by such entities or accounts. GE and its subsidiaries and affiliates expressly disclaim that they are members of a group. GE further disclaims beneficial ownership of all securities listed.

 (4) Frederick W. Beinecke, a director of the Company, is the President and a director of Antaeus Enterprises, Inc. ("Antaeus"). Mr. Beinecke is also a beneficiary of a trust that is one of four trusts, each of which owns 25% of Antaeus, resulting in the attribution of beneficial ownership to Mr. Beinecke of the shares held by Antaeus. The shares listed for Mr. Beinecke include 28,729 shares owned directly by him, 1,009,194 shares held by Antaeus and 55,000 shares held by a trust for his benefit. Antaeus and Mr. Beinecke may be deemed to be part of a group, together with a trust, which group would beneficially own 1,092,923 shares constituting approximately 6.0% of the Company's outstanding shares. Except for the shares owned directly by each of them, Antaeus and Mr. Beinecke disclaim beneficial ownership of all shares.

 (5) Shares listed for Mr. Thomas W. Smith, a director of the Company, include 100,884 shares owned directly by Mr. Smith, 421,000 shares held by Idoya Partners, a limited partnership of which Mr. Smith is general partner, 374,000 shares held by Prescott Associates, a limited partnership of which Mr. Smith is general partner, 22,000 shares held by Prescott International Partners, a limited partnership of which Mr. Smith is general partner, 23,500 held by Mr. Smith's wife and various other family members, with respect to which he shares voting power, 16,140 shares held in accounts for Mr. Smith's children over which he has sole voting and investment authority, and 26,400 shares held by Prescott Investors profit sharing account for which Mr. Smith is trustee.

 (6) In addition to the shares listed, Mr. Diamond beneficially owns 61,576 shares of common stock of SuperMarkets Online, Inc., a subsidiary of the Company, which were received by Mr. Diamond while he was a consultant to the Company prior to his joining the Company.

 (7) Shares listed for Mr. D'Agostino include 1,900 shares held in an IRA account by his wife. Mr. D'Agostino disclaims beneficial ownership of such shares.

 (8) In addition to the shares listed, Mr. McClorey beneficially owns 132,187 shares of common stock and 97,187 options to purchase common stock of Health Resource Publishing Company, a subsidiary of the Company, which is part of the Health Services Marketing unit. Mr. McClorey received these securities while he was the President and Chief Executive Officer of Health Resource Publishing Company.

 (9) Shares listed for Patrick W. Collins, a director of the Company, include 442 shares owned directly by Mr. Collins, and 2,900 options currently exercisable or exercisable within 60 days held by Mr. Collins' son. Mr. Collins disclaims beneficial ownership of such options.
(10) In addition to the shares listed, Mr. Barker beneficially owns options to purchase 6,250 shares of common stock of Health Resource Publishing Company, a subsidiary of the Company, which were received by Mr. Barker while he was a director of Health Resource Publishing Company.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and 10% stockholders to file reports regarding initial ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company's information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to the Company by the Company's executive officers, directors and 10% stockholders. The Company is not aware of any noncompliance with the requirements of Section 16(a) to file reports during the Company's last fiscal year.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between the Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

                                  (PROPOSAL 2)


     The Board of Directors believes that it is in the Company's best interest to amend the Company's Certificate of Incorporation to increase the number of shares of common stock, $.01 par value per share, the Company is authorized to issue from 50,000,000 to 150,000,000.



     As of May 30, 2000, approximately 18,325,425 shares of the Company's 50,000,000 currently authorized common shares were issued and outstanding. Of the remaining authorized shares, approximately 3,831,441 were reserved for issuance in connection with the Company's stock-based compensation plan.


     The current number of authorized shares of common stock that are not outstanding or reserved is not sufficient to enable the Company to complete a 3-for-1 stock split that had been unanimously approved by the Board of Directors. That stock split, to be effected in the form of a stock dividend, was declared by the Board of Directors on April 27, 2000, with a record date of July 26, 2000 and a payment date of August 17, 2000, subject to the adoption of this proposal by the stockholders.

     If this proposal is approved, all or any of the authorized shares may be issued without further stockholder action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the stockholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all stockholders would reduce the proportionate interest in the Company of each stockholder.

     The Company has not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although the Company could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company.

     If this proposal is approved, Section A of Article Fourth of the Certificate of Incorporation will be amended by deleting Section A of Article Fourth and restating the Section in its entirety as follows:


          "A. The Corporation is authorized to issue two classes of Shares designated "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock authorized to be issued is

     150,000,000 shares, par value $.01 per share, and the number of shares of Preferred Stock authorized to be issued is 5,000,000, par value $1.00 per share."



     The Board of Directors has unanimously adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation, declaring its advisability and directing that the proposed amendment be submitted to the stockholders for their approval at the Annual Meeting. If approved by the stockholders, the amendment will become effective upon filing of an appropriate certificate with the Secretary of State of the State of Delaware.


     YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS
PROPOSAL.

                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

                                  (PROPOSAL 3)

     The Board of Directors has selected Arthur Andersen LLP to audit the financial statements of the Company for the year ending March 31, 2001. Arthur Andersen LLP has audited the Company's financial statements since 1985. The persons named in the enclosed proxy will vote shares represented by proxies returned to the Company FOR the proposal unless instructed otherwise in the proxy.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF THE ACCOUNTING FIRM ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2001.

     A representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to any questions and to make a statement on behalf of his firm, if he so desires.

                         TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is composed of Messrs. Beinecke as chairman, Collins and Wilson, all of whom are independent directors. The Committee is responsible to the Board and indirectly to stockholders for assuring that:

          1. The Company's human resource policies are effective in attracting, retaining and developing outstanding executive talent;

          2. The Company has succession plans for senior management positions;

          3. The Company's total compensation program supports the Company's business goals and strategies, reinforces desired corporate behaviors, and properly recognizes performance; and

          4. The Company's compensation levels are internally equitable and externally competitive.

     The Committee sets compensation policies designed to maintain a strong relationship between performance and rewards, to align the interests of the executive officers with those of the stockholders and to actively encourage ownership of the Company's Common Stock. The Compensation Committee's actions with regard to executive officers who are members of the Board of Directors are subject to Board approval.

EXECUTIVE COMPENSATION POLICY

     The Company's compensation program is designed to attract, motivate, reward and retain the management talent required to achieve aggressive corporate growth and profitability objectives, and thereby increase stockholder value. It is the Company's policy to provide conservatively competitive base salaries to attract and retain highly capable managers, attractive annual incentive bonuses to encourage and reward achievement of the Company's annual growth and profitability goals, and significant equity opportunities to align the interests of management with those of stockholders.


     Because of the unique position the Company occupies within its market sector, there are few peer companies with which the Company can compare its management compensation. Consequently, the Compensation Committee does not rely solely on competitive surveys to set management compensation levels. However, the Compensation Committee does review the executive compensation levels in other publicly held growth companies in related and other industries, and obtains advice from independent consultants as to the Company's pay practices and levels.



     The tax deductibility of a senior executive's compensation is limited to $1 million a year unless such compensation is "performance based" or meets other exemptions under the Internal Revenue Code. It is the Company's policy to structure and administer its compensation program for executives to maximize the tax deductibility of executive compensation, unless there are other countervailing factors.


EXECUTIVE COMPENSATION PROGRAM

     The principal elements of the executive compensation program are base salary, annual incentive bonuses and stock options. Key management personnel receive each element of compensation in various combinations, with the portion of total compensation provided by annual incentive bonuses and stock options increasing at higher management levels.


Base Salaries



     The Compensation Committee reviews the salaries paid to the Company's executive officers and considers increases based on several factors, including competitive compensation data, individual performance, internal relationships and the performance and prospects of the Company.


Annual Incentive Bonuses


     Annual incentive bonuses are awarded to the Company's management under the annual management incentive plan. Bonuses are set as a target percentage of salary by management level and are earned based on individual and Company performance in relation to financial objectives set by the Compensation Committee and non-financial objectives established by senior management. Bonus targets range from 16% up to 64% of base salary. Cash payments under the annual management incentive plan ranged from 5% to 87% of individual employee's base salary for fiscal 2000, with the exception of Messrs. Bechtol and Diamond, who had specific, individual performance based incentive plans.



     Bonuses paid for fiscal year 2000 were greater than bonuses paid for fiscal year 1999. The Compensation Committee's aggressive goals for the management of the Company for fiscal year 2000 were substantially achieved. Examples of the Company's performance include a 33% increase in revenue and a 34% increase in earnings per share for fiscal year 2000 over the prior year.


Stock Options


     Annual stock option grants are recommended by the Chief Executive Officer and are reviewed and approved by the Compensation Committee. Grants are based on several factors, including an evaluation of individual performance, tenure with the Company and management level. Special grants are considered to attract experienced managers to join the Company. The Compensation Committee believes that employee stock options are highly important to retain key employees and in aligning employee interests with the stockholders' interests.

     On April 27, 2000, the Board, upon a proposal set forth by the Compensation Committee, approved the grant of 230,000 performance vesting stock options pursuant to the 1999 Stock Option Plan. The purpose of these grants were to align the interests of senior management with the interests of the stockholders of the Company by increasing management's ownership of the Company. The options granted vest upon the eighth anniversary of the date of the grant; however, such options shall vest earlier if and upon the achievement of certain earnings per share targets. The Compensation Committee believes that such performance vesting options represent an appropriate means of motivating senior management. Although the Compensation Committee does not anticipate granting such a large number of performance vesting options on a regular basis, the Compensation Committee will consider additional grants of performance vesting stock options as it shall deem advisable to further the purpose of aligning the interests of the Company's management and its stockholders.


COMPENSATION COMMITTEE DECISIONS AFFECTING CHIEF EXECUTIVE OFFICER'S
COMPENSATION


     Effective May 8, 2000, Mr. Granger's base salary was increased by approximately 8.7%. Mr. Granger's salary level was determined based on his performance and contribution to the Company's performance as evaluated by the Compensation Committee.



     Mr. Granger's bonus for fiscal 2000 was determined by the Compensation Committee based on specific financial and non-financial performance goals. Mr. Granger's incentive bonus was $400,000 for fiscal 2000, 80% of his salary, which was based upon the Compensation Committee's evaluation of his performance and contribution to the Company's achievements in fiscal 2000, in which increases in revenue, net income and earnings per share were 33%, 37% and 34% respectively, over the prior year. Mr. Granger's annual compensation for fiscal 2000 (salary paid and bonus earned) was 39% higher than his annual compensation for the prior year.


                                          Respectfully submitted,

                                          Frederick W. Beinecke
                                          Patrick W. Collins
                                          Michael B. Wilson

         COMPENSATION OF EXECUTIVE OFFICERS AND NON-EMPLOYEE DIRECTORS



COMPENSATION OF EXECUTIVE OFFICERS



                           SUMMARY COMPENSATION TABLE



                                                                             SHARES OF
                                                                               COMMON
                                                                               STOCK
                                                                             UNDERLYING
                                             FISCAL                           OPTIONS        ALL OTHER
        NAME AND PRINCIPAL POSITION           YEAR    SALARY(a)    BONUS      GRANTED     COMPENSATION(b)
        ---------------------------          ------   ---------   --------   ----------   ---------------

George W. Off(c)...........................   2000     306,939     179,088          0          12,106
  Chairman of the Board (July 1998 to         1999     418,159     177,284     32,400          13,879
  present) and Director                       1998     400,010     137,000     50,000         226,991
Daniel D. Granger(d).......................   2000     461,941     400,000          0          16,373
  President and Chief Executive               1999     364,243     192,965    345,000          10,981
  Officer (July 1998 to present)              1998     257,289      75,000     30,000          45,249
  and Director
Michael G. Bechtol(e)......................   2000     246,925     421,070          0          26,814
  President, Catalina Marketing               1999     287,324     320,000    170,000           5,183
  Services Worldwide (February                1998     408,972     102,000     15,000          12,774
  2000 to present)
David M. Diamond(f)........................   2000     247,077     428,875          0           6,177
  President, Catalina Marketing               1999     208,762     320,088    173,000           5,219
  Emerging Businesses (February 2000          1998     199,992     226,148     11,000           5,000
  to present) and Chief Vision Officer
     (October 1998 to present)
Michael T. McClorey(g).....................   2000     259,462     108,647          0          10,927
  President, Health Services Marketing        1999     244,496     177,630     25,000           7,785
  (February 2000 to present) and              1998     217,790      66,660          0           7,120
  President of Health Resource
  Publishing Company (April 1995
  to present)


---------------


(a) Salary includes all before-tax contributions by the employee to the Company's Deferred Compensation Plan.



(b) Other compensation includes Company matching contributions and all earnings (vested and non-vested) under the Company's Deferred Compensation Plan and 401(k) Plan, reimbursement for moving expenses and severance payments.


(c) Mr. Off served as President and Chief Executive Officer of the Company from July 1994 until July 1998.
(d) Mr. Granger served as the President and Chief Operating Officer from April 1998 to July 1998 and as President of Catalina Marketing Services from January 1996 until April 1998.
(e) Mr. Bechtol served as Executive Vice President and President of Catalina Marketing Services since October 1998, as the Executive Vice President, Retail of Catalina Marketing Services from April 1998 until October 1998 and has been employed by the Company in various capacities since 1986. Salary includes commissions of $80,000 for 1999 and $208,959 for 1998. Mr. Bechtol participated in specific performance based incentive plans in addition to the annual management incentive plan.
(f) Mr. Diamond joined the Company in January 1997. Mr. Diamond served as Executive Vice President of the Company from October 1998 to February 2000 and as Executive Vice President, Marketing and New Applications, Catalina Marketing Services from January 1997 until October 1998. Mr. Diamond participated in specific performance based incentive plans in addition to the annual management incentive plan.

(g) Mr. McClorey joined the Company in 1986 and has served in a variety of sales and retail management positions for the Company, most recently serving as President of Health Resource Publishing Company, a subsidiary of the Company.


                       OPTION GRANTS IN LAST FISCAL YEAR



                                                                                                                 POTENTIAL
                                                                                                            REALIZABLE VALUE AT
                                                                                                              ASSUMED ANNUAL
                                                                                                              RATES OF STOCK
                                                                                                            PRICE APPRECIATION
                                   NUMBERS OF        % OF TOTAL                                                 FOR OPTION
                                   SECURITIES         OPTIONS                                                     TERM($)
                                   UNDERLYING         GRANTED                                               -------------------
                                 OPTIONS GRANTED    TO EMPLOYEES    EXERCISE PRICE($)   EXPIRATION DATE       5%          10%
                                 ---------------   --------------   -----------------   ---------------     -------     -------

George W. Off..................         0                0                 N/A                N/A             N/A         N/A
Daniel D. Granger..............         0                0                 N/A                N/A             N/A         N/A
Michael G. Bechtol.............         0                0                 N/A                N/A             N/A         N/A
David M. Diamond...............         0                0                 N/A                N/A             N/A         N/A
Michael T. McClorey............         0                0                 N/A                N/A             N/A         N/A


                   OPTION EXERCISES AND YEAR END VALUE TABLE

                                                                                      AT FISCAL YEAR END
                                                                   ---------------------------------------------------------
                                                                            NUMBER OF
                                                                      SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                         SHARES                        UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS($)(b)
                                       ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                                       EXERCISE(a)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                       -----------   -----------   -----------   -------------   -----------   -------------

George W. Off.....................       68,400       4,751,198           0          80,080               0      4,121,399
Daniel D. Granger.................            0               0      70,000         355,000       4,328,594     14,168,281
Michael G. Bechtol................       20,491       2,809,632           0         179,000               0      6,821,406
David M. Diamond..................            0               0      38,750         195,250       2,005,703      7,485,484
Michael T. McClorey...............          730          70,688           0          25,000               0        881,250

---------------


(a) The number of shares acquired is net of shares which were withheld to pay taxes or to pay the exercise price and does not reflect shares the receipt of which was deferred pursuant to the Company's Deferred Compensation Plan, which are now held as phantom units. To acquire the shares listed, Messrs. Off, Bechtol and McClorey exercised options to purchase 120,600 and 28,150 and 1,000 shares, respectively.



(b) The closing price of the Company's Common Stock was $101.25 per share on March 31, 2000, the last business day of the fiscal year.

COMMON STOCK PRICE PERFORMANCE GRAPH


     The following graph compares the Company's cumulative total return to stockholders since March 31, 1995 with that of the New York Stock Exchange Index and a peer group consisting of those public companies traded on an exchange and listed under the Standard Industry Classification (S.I.C.) Code 731 for Advertising, and other related S.I.C. Codes. The peer group is made up of:
Acxiom Corporation, Advo, Inc., Cendant Corporation, Concord EFS, Inc., Dun & Bradstreet Corporation, Grey Advertising, Inc., Information Resources, Inc., Quick Response Services, Inc., Spar Group, Inc. and Valassis Communications, Inc.


                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                        CATALINA MARKETING CORPORATION,
                   NYSE MARKET INDEX AND PEER GROUP INDEX(1).

                                                                               NYSE MKT VALUATION
                                                CATALINA MARKETING CORP.              INDEX                 PEER GROUP INDEX
                                                ------------------------       ------------------           ----------------

3/31/95                                                    100                         100                         100
3/31/96                                                    157                         131                         117
3/31/97                                                    157                         153                         138
3/31/98                                                    212                         222                         237
3/31/99                                                    346                         238                         159
3/31/00                                                    408                         257                         168


(1) Assumes $100 invested on March 31, 1995, in Catalina Marketing Corporation at a closing price of $24.8125 on such date, the New York Stock Exchange and the peer group as defined. Historical results are not necessarily indicative of future performance.


CHANGE IN CONTROL ARRANGEMENTS


     The Company has entered into Change of Control Severance Agreements with certain of its executive officers and directors (the "Executives"). The Severance Agreements provide that if an Executive's employment is terminated by the Company or if an Executive resigns for "good reason" (which includes, among other things, a reduction in base salary or a reduction in the Executive's title, position or responsibility) within two years after a change in control, such Executive will receive severance benefits. The Executives will also be entitled to severance benefits if after a "potential change in control" (which include, among other things, the Company entering into an agreement that results in a change of control) but before a change of control actually occurs, an Executive's employment is terminated by the Company or an Executive resigns for good reason. The severance benefit includes a cash lump-sum payment equal to a multiple (the "Severance Multiple") of the Executive's annual compensation then in effect. In addition, the Executive will receive a cash lump-sum payment equal to the sum of any unpaid incentive compensation that has been allocated or awarded under any bonus or compensation plan. The Executive will also be entitled to life, disability, accident and health insurance benefits provided to the Executive and Executive's spouse and dependents for a specified number of years ("Benefit Years") from the date that Executive is entitled to receive severance benefits. If any of the Executive's severance benefits are parachute payments as defined under the Internal Revenue Code, the Company has agreed to make additional payments to such Executive to compensate such Executive for his or her additional tax obligations.


     The Company has entered into Severance Agreements with Messrs. Granger, Off, McClorey, Bechtol, Diamond, Port and Ms. Klug. The Severance Multiple and Benefit Years is 3.0 for Mr. Granger, 2.5 for Messrs. McClorey, Bechtol, Diamond, Off and Ms. Klug, and 2.0 for Mr. Port.

NON-EMPLOYEE DIRECTOR COMPENSATION


     In addition to grants made pursuant to the Company's 1992 Director Stock Grant Plan, non-employee directors receive $1,500 per day for each one day Board meeting attended in person. Non-employee directors also receive $500 per day for each committee meeting attended in person in conjunction with a Board meeting and $1,500 per day for each committee meeting attended in person not in conjunction with a Board meeting. The Chairman of each committee receives $3,000 annually. Also, non-employee directors receive a fee of $300 for each telephonic Board or committee meeting of less than one hour, or a fee of $1,500 for such telephonic meetings which are in excess of one hour. All expenses in connection with attendance at such meetings are paid by the Company. Also, upon each election or re-election of a non-employee director such director receives an aggregate of 2,000 restricted shares of Common Stock pursuant to the Company's 1992 Director Stock Grant Plan, as amended.


                          FUTURE STOCKHOLDER PROPOSALS

     The Company must receive at its principal office appearing on the front page of this Proxy Statement before February 16, 2001, any proposal which a Stockholder wishes to submit to the 2001 Annual Meeting of Stockholders, if the proposal is to be considered by the Board of Directors for inclusion in the proxy materials for that annual meeting.


     Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.


     THE COMPANY WILL PROVIDE WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, A COPY WITHOUT EXHIBITS OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 2000. REQUESTS SHOULD BE MAILED TO THE SECRETARY, CATALINA MARKETING CORPORATION, 11300 9TH STREET NORTH, ST. PETERSBURG, FLORIDA 33716. THE ANNUAL REPORT ON FORM 10-K IS NOT SOLICITING MATERIAL AND IS NOT INCORPORATED IN THIS DOCUMENT BY REFERENCE.

                                          By Order of the Board of Directors,

                                          /s/ DANIEL D. GRANGER
                                          ------------------------------------
                                              Daniel D. Granger
                                              Chief Executive Officer

June 16, 2000

                                   APPENDIX A

                         CATALINA MARKETING CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS - JULY 16, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy card states the following:

The undersigned, having received the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith, hereby appoints Daniel D. Granger and Barry A. Brooks as Proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Catalina Marketing Corporation (the "Company") held of record by the undersigned on May 30, 2000, at the Annual Meeting of Stockholders to be held at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, N.J. 07666, on Tuesday, July 18, 2000 and at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED BELOW AND FOR EACH OF THE PROPOSALS LISTED BELOW.


1.       Election of Class III Directors Daniel D. Granger and
         Michael B. Wilson.                                            For              Withheld
                                                                       /   /            /   /

         INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided:

2.       Proposal to ratify and approve the selection of Arthur
         Andersen LLP as the Company's Independent public
         accountants for fiscal 2001.
                                                                       For              Against           Abstain
                                                                       /   /            /   /             /   /

3.       To approve an amendment to the Company's Certificate of
         Incorporation to increase the number of shares of common stock,
         $0.01 par value per share, which the Company is authorized to issue from 50,000,000 shares to 150,000,000 shares.
                                                                       For              Against           Abstain
                                                                       /   /            /   /             /   /

4.       At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.